UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2021

CAPSTEAD MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8401 North Central Expressway
Suite 800
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CMO	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, $0.10 par value	CMOPRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of common stockholders of Capstead Mortgage Corporation (“Capstead”) was held on October 15, 2021, solely by means of a virtual meeting conducted live over the Internet (the “Special Meeting”), to vote on the proposals set forth in the definitive proxy statement/prospectus, dated September 7, 2021 (the “Proxy Statement”), which was first mailed to Capstead’s common stockholders on or about September 8, 2021, and which was supplemented on September 23, 2021, and October 6, 2021. Out of a total of 96,875,560 outstanding shares of common stock, par value $0.01 per share, of Capstead (“Common Stock”), entitled to vote at the Special Meeting as of the close of business on August 26, 2021, a total of 71,875,230 shares of Common Stock were represented in person virtually or by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results of the Special Meeting is set forth below.

Proposal 1 – Capstead Merger Proposal

At the Special Meeting, Capstead common stockholders approved by the requisite vote a proposal to approve the merger of Capstead with and into Rodeo Sub I, LLC, a Maryland limited liability company (“Merger Sub”), with Merger Sub continuing as the surviving entity and the other transactions contemplated in connection therewith (collectively, the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of July 25, 2021, as amended pursuant to that certain First Amendment to Agreement and Plan of Merger, dated as of September 22, 2021 (as amended, the “Merger Agreement”), by and among Franklin BSP Realty Trust, Inc. (f/k/a Benefit Street Partners Realty Trust, Inc.), a Maryland corporation (“FBRT”), Merger Sub, Capstead and Benefit Street Partners L.L.C., a Delaware limited liability company and the external advisor of FBRT. The voting results for this proposal (the “Capstead Merger Proposal”) were as follows:

For	Against	Abstain
70,525,594	779,503	570,133

Proposal 2 – Capstead Non-Binding Compensation Advisory Proposal

The non-binding advisory proposal to approve the compensation that may be paid or become payable to Capstead’s named executive officers that is based on or otherwise relates to the Merger was approved as follows:

For	Against	Abstain
66,919,637	4,145,320	810,273

Proposal 3 – Capstead Adjournment Proposal

The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Capstead Merger Proposal was not voted upon at the Special Meeting because such proposal was rendered moot due to the approval of the Capstead Merger Proposal.

Consummation of the Merger is subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Proxy Statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 7, 2021, and supplemented on September 23, 2021, and October 6, 2021, all of which are available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Proxy Statement. Assuming the satisfaction of the closing conditions set forth in the Merger Agreement, Capstead expects the closing of the Merger to occur on or about October 19, 2021.

Item 8.01 Other Events.

On October 15, 2021, Capstead issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1	Press Release, dated October 15, 2021, announcing the results of the Special Meeting.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

Date: October 15, 2021	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
President and Chief Executive Officer